UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2006

Hot Topic, Inc.

(Exact name of registrant as specified in its charter)

California	0-28784	77-0198182
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18305 E. San Jose Avenue City of Industry, California	91748
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 839-4681

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

Attached hereto as Exhibit 99.1 is a copy of a press release that Hot Topic, Inc. issued on November 15, 2006 containing certain financial information for the third quarter ended October 28, 2006.

The information in this Item 2.02 and the corresponding exhibit are being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) Appointment of Principal Officers.

On November 15, 2006, Hot Topic, Inc. announced that effective immediately Christopher Daniel, 49, has been promoted to President, Torrid. A press release to that effect is filed as Exhibit 99.2 hereto. From August 2006 to November 2006, he served as Senior Vice President and Chief Merchandising Officer, Torrid. He joined us as Vice President, General Merchandise Manager for Torrid in October 2004. From September 1996 until September 2004, he was the Vice President of Design and Product Development for Mervyn’s, a division of Target Corporation. Prior to that, Mr. Daniel held management positions in merchandising and product development with Structure, a division of Limited, Inc., Charming Shoppes, a national women’s specialty retailer, and Dayton-Hudson, the department store division of Target Corporation. Prior to that, he held merchandising positions with Bullock’s, a Los Angeles based division of Federated Stores, and Miller and Rhoads, a division of Allied stores based in Richmond, Virginia. Mr. Daniel holds a B.A. degree in English literature from the University of Richmond in Richmond, Virginia.

We entered into a severance and change of control letter agreement with Mr. Daniel as of November 15, 2006, which is filed as Exhibit 99.3 hereto and incorporated by reference. Also in connection with his promotion, his annual base salary was increased from $315,000 to $425,000. Moreover, our Compensation Committee approved an option grant, effective November 15, 2006, to purchase 100,000 shares of our common stock, subject to 4-year vesting and other terms and conditions consistent with our 2006 equity incentive plan. With respect to potential annual bonuses, our Compensation Committee annually establishes targeted profitability levels for the ensuing fiscal year in conjunction with our company’s annual financial plan. Mr. Daniel’s 2006 bonus plan provides for various cash bonus amounts based upon increasing levels of operating income for the Torrid division, and his target bonus was increased from 50% of his base salary to 75% of his base salary in connection with his promotion. Cash bonuses under the 2006 plan, if earned, are expected to be paid following completion of our audit of the results of operations for the 2006 fiscal year (ending February 3, 2007).

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits:

Exhibit No.	Description
99.1	Press Release of Hot Topic, Inc. dated November 15, 2006, regarding fiscal third quarter.

99.2	Press Release of Hot Topic, Inc. dated November 15, 2006, regarding Christopher Daniel.

99.3	Severance and Change of Control Letter Agreement dated November 15, 2006.

[Remainder of page intentionally left blank; signature on following page.]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOT TOPIC, INC.

By:	/s/ JAMES MCGINTY
James McGinty
Chief Financial Officer

Date: November 15, 2006

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release issued by Hot Topic, Inc. on November 15, 2006, regarding fiscal third quarter.

99.2	Press Release of Hot Topic, Inc. dated November 15, 2006, regarding Christopher Daniel.

99.3	Severance and Change of Control Letter Agreement dated November 15, 2006.